UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 8, 2007

ACUSPHERE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50405	04-3208947
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

500 Arsenal Street, Watertown, Massachusetts		02472
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 648-8800

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Management Incentive Compensation Plan

On March 8, 2007, the Compensation Committee of the Board of Directors of Acusphere, Inc. (the “Company”) adopted a Management Incentive Compensation Plan (the “Plan”). The Plan governs awards of cash bonus compensation to be paid to senior management, including each executive officer of the Company, for performance during fiscal year 2007 and thereafter. The Plan sets forth the minimum Company and minimum individual achievement levels necessary for participants to receive a bonus as well as the bonus potential for each participant. The Company achievement level is based on the Company’s achievement of specific corporate goals (“Corporate Goals”), weighted based on relative importance. Each participant’s actual bonus amount is determined based on the percentage of individual goals achieved by that participant (“Individual Goals”). A copy of the Plan is set forth as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

On March 8, 2007, the Compensation Committee approved the Corporate Goals and Individual Goals with respect to each executive officer for fiscal year 2007. The Corporate Goals include performance targets relating to clinical trial data; regulatory and validation activities; product and business development; and financing. The Individual Goals of the Chief Executive Officer are the same as the Corporate Goals.

The Individual Goals of each executive officer are specifically tailored to the executive.  These Individual Goals include targets relating to clinical, regulatory, validation, product development, business development, manufacturing, marketing, financing and other operational objectives which are intended to be consistent with or in support of, the Corporate Goals and be aligned with the long-term interests of the Corporation and its shareholders.

The Plan is administered by the Compensation Committee, which in its sole discretion will determine whether any proscribed goals have been achieved. The Compensation Committee may also elect to award bonus payments in amounts smaller than or greater than the target bonus amounts that would otherwise be suggested by the Plan, in its sole discretion. Any and all provisions of the Plan, including underlying goals, may be cancelled, altered or amended by the Compensation Committee at any time.

Item 9.01               Financial Statements and Exhibits.

The following exhibit is furnished as part of this report, where indicated:

(d)  Exhibits.

Exhibit No.	Description

10.1	Acusphere, Inc. Management Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUSPHERE, INC.

Dated: March 13, 2007	By:		/s/ John F. Thero
		Name:	John F. Thero
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Acusphere, Inc. Management Incentive Compensation Plan